Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with Amendment No. 1 to the Annual Report of Attunity Ltd (the “Company”) on Form 20-F/A for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Amendment”), I, Dror Elkayam, Vice President – Finance and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)     The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Amendment fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 26, 2008	/s/ Dror Elkayam —————————————— Dror Elkayam Vice President - Finance and Secretary (principal financial officer)